                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant /X/

Filed by a party other than the registrant /_/

Check the appropriate box:

     /_/  Preliminary Proxy Statement

     /_/  Confidential, for Use of the Commission Only (as permitted by
          Rule 14a-6(e)(2))

     /X/  Definitive Proxy Statement

     /_/  Definitive Additional Materials

     /_/  Soliciting Material Pursuant to ss.240.14a-12

                              Empire Resorts, Inc.
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) filing Proxy Statement, if other than the Registrant)

     Payment of filing fee (Check the appropriate box):

     /X/  No fee required.

     /_/  Fee  computed  on table  below  per  Exchange  Act Rules 14a-6(i)(1)
          and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit  price  or other  underlying  value of  transaction  computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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     /_/  Fee paid previously with preliminary materials.

     /_/  Check box if any part of the fee is offset as provided by Exchange Act
Rule  0-11(a)(2)  and identify the filing for which the  offsetting fee was paid previously.  Identify the previous filing by registration  statement  number, or the form or schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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                              EMPIRE RESORTS, INC.
                               Monticello Raceway
                                    Route 17B
                           Monticello, New York 12701

                        NOTICE OF MEETING OF STOCKHOLDERS
                          TO BE HELD ON AUGUST 17, 2005

To the Stockholders of Empire Resorts, Inc.:

     You are cordially  invited to attend the annual meeting (the  "Meeting") of the  stockholders  of  Empire  Resorts,  Inc.  (the  "Company"),  to be  held at
Monticello  Raceway,  on August  17,  2005,  at 10:00  a.m.  local  time for the following purposes:

     (1)  to elect two (2) Class II directors to serve on the Company's Board of
          Directors until the stockholders' annual meeting in 2008;

     (2)  to approve the adoption of the Company's 2005 Equity  Incentive  Plan;
          and

     (3)  to transact any such other  business as may  properly  come before the
          Meeting or any postponement or adjournment thereof.

     The Board of Directors of the Company has fixed July 19, 2005 as the record date (the  "Record  Date") for the  determination  of  stockholders  entitled to notice of,  and to vote at,  the  Meeting  or any  postponement  or  adjournment thereof.  Accordingly,  only  stockholders of record at the close of business on the Record Date are entitled to notice of, and shall be entitled to vote at, the
Meeting or any postponement or adjournment thereof.

     You are  requested  to fill in, date and sign the enclosed  proxy  card(s), which are being  solicited by the  Company's  Board of  Directors.  Submitting a
proxy will not prevent you from voting in person, should you so desire, but will help to secure a quorum and will avoid added solicitation  costs. You may revoke your proxy at any time before it is voted at the Meeting.

     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING.  YOUR VOTE IS
IMPORTANT.  TO ENSURE YOUR REPRESENTATION AT THE MEETING,  PLEASE COMPLETE, SIGN
AND PROMPTLY MAIL YOUR PROXY IN THE RETURN ENVELOPE PROVIDED.

By Order of the Board of Directors,

/s/ John Sharpe                                           /s/ Robert H. Friedman
------------------------                                  ----------------------
John Sharpe                                               Robert H. Friedman
Chairman of the Board                                     Secretary

July 26, 2005

                              EMPIRE RESORTS, INC.
                               Monticello Raceway
                                    Route 17B
                           Monticello, New York 12701
                               ------------------

                                 PROXY STATEMENT
                               ------------------

                         ANNUAL MEETING OF STOCKHOLDERS
            TO BE HELD AT 10:00 A.M. AT MONTICELLO RACEWAY, ROUTE 17B
                  MONTICELLO, NEW YORK 12701 ON AUGUST 17, 2005

     This Proxy  Statement is furnished in connection  with the  solicitation of proxies by the Board of Directors of Empire  Resorts,  Inc. (the  "Company") for
use at the Annual Meeting of Stockholders of the Company and at all adjournments and  postponements  thereof (the "Meeting").  The Meeting is to be held at 10:00
a.m. local time on August 17, 2005 at Monticello Raceway, Route 17B, Monticello,
New York 12701.  This Proxy Statement,  with the accompanying  Notice of Meeting and form of proxy,  are first  being sent to  stockholders  on or about July 26,
2005.

     A proxy card is enclosed. Even if you plan to attend the Meeting in person, you should date,  sign and return the enclosed proxy card as soon as possible to be sure  that  your  shares  will be voted at the  Meeting.  A  postage  prepaid envelope  has been  provided for your  convenience.  Please note that even after submitting  your proxy card,  you can revoke it and/or change your vote prior to the Meeting as described below.

     The  cost  of  preparing,  assembling,  printing  and  mailing  this  Proxy
Statement and the accompanying form of proxy, and the cost of soliciting proxies relating to the Meeting,  will be borne by the  Company.  Some banks and brokers have customers who  beneficially  own Common Stock listed of record in the names of nominees.  The Company  intends to request  banks and brokers to solicit such customers and will reimburse them for their  reasonable  out-of-pocket  expenses for such solicitations. In addition, the Company has retained Morrow & Co., Inc.
to assist in  soliciting  proxies  for the  Meeting  for a fee of  approximately
$7,500.00,  plus reasonable  reimbursement  of  out-of-pocket  expenses.  If any additional  solicitation of the holders of the Company's  outstanding  shares of
Common Stock,  Series B Preferred  Stock and Series E Preferred  Stock is deemed necessary,  the Company (through its directors and officers)  anticipates making such  solicitation  directly.  The  solicitation  of  proxies  by  mail  may  be supplemented  by  telephone,  telegram  and personal  solicitation  by officers, directors and other  employees of the Company,  but no  additional  compensation will be paid to such individuals.

PURPOSE OF THE MEETING

     At the Meeting,  the Company's  stockholders  will be asked to consider and vote  upon the  following  matters:  (i) a  proposal  to elect  two (2) Class II directors  until the  stockholders'  annual meeting in 2008,  (ii) a proposal to approve the adoption of the Company's  2005 Equity  Incentive  Plan (the "Plan")
and (iii) such other business as may properly come before the Meeting.

VOTING AND SOLICITATION OF PROXIES

     All shares of Common Stock, Series B Preferred Stock and Series E Preferred
Stock represented at the Meeting by properly  executed proxies,  unless received after the vote at the Meeting or previously  revoked as described below, will be voted in accordance with the  instructions  thereon,  or where a properly signed proxy is returned  and no  instructions  are given,  FOR (1) the election of all
Class II director  nominees and (2) the approval of the adoption of the Plan. If any other matter should come before the Meeting, or any nominee is not available for  election,  the person(s)  named as a proxy will have  authority to vote all proxies not marked to the contrary in their  discretion as they deem  advisable.
At this time,  the Company does not know of any matters  that may properly  come before the Meeting other than the proposals described in this Proxy.

     Any proxy may be revoked by the person  giving it at any time  before it is voted.  A proxy may be  revoked  by filing  with the  Secretary  of the  Company
(Monticello  Raceway,  Route  17B,  Monticello,  New York)  either (i) a written notice of revocation  bearing a date later than the date of such proxy or (ii) a subsequent  proxy  relating to the same shares,  or by attending the Meeting and voting in person (although attendance at the Meeting will not, in and of itself, constitute revocation of a proxy).

SHARES ENTITLED TO VOTE

     The close of  business  on July 19,  2005 has been fixed as the record date
(the "Record Date") for determining the  stockholders  entitled to notice of and to vote at the Meeting.  As of the Record Date, there were 26,104,115  shares of
Common Stock, 44,258 shares of Series B Preferred Stock, 1,730,697 shares of the
Company's Series E Preferred Stock issued and outstanding and entitled to vote.

     Each share of Common Stock  entitles the holder  thereof to one vote,  each share of Series B Preferred  Stock entitles the holder  thereof to  eight-tenths
(.8) of a vote and each share of Series E Preferred  Stock  entitles  the holder thereof  to twenty  five  hundredths  (.25) of a vote.  Accordingly,  a total of
26,572,196  votes may be cast at the  Meeting.  The  holders of shares of Common
Stock,  Series B Preferred Stock and Series E Preferred Stock entitled to cast a majority  of  all  votes  that  could  be  cast  by  the  holders  of all of the outstanding  shares of  Common  Stock,  Series B  Preferred  Stock and  Series E
Preferred  Stock,  present  in person or  represented  by proxy at the  Meeting, constitute a quorum.

     A broker who holds  shares in "street  name" will not be  entitled  to vote without instructions from the beneficial owner of such shares. This inability to vote is referred to as a broker  non-vote.  Stockholder  abstentions  and broker non-votes will be counted for purposes of determining  the existence of a quorum at the Meeting.

VOTE REQUIRED

     If a quorum is present at the Meeting,  either in person or by proxy,  then
(1) a plurality of the votes cast will be  sufficient  to elect the two Class II director  nominees  and (2) a majority of the votes cast will be  sufficient  to approve the adoption of the Plan.

NO APPRAISAL RIGHTS

     Under the General Corporation Law of the State of Delaware, stockholders of the Company do not have appraisal rights in connection with any of the proposals upon which a vote is scheduled to be taken at the Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

     The following table sets forth information  concerning beneficial ownership of Common Stock of the Company outstanding at July 19, 2005 by (i) each director as of  December  31,  2004;  (ii) each  executive  officer of the  Company as of
December 31, 2004 (as identified in the Summary  Compensation table), (iii) each stockholder  known to be the  beneficial  owner of more than five percent of any class of the Company's voting securities and (iv) by all directors and executive officers of the Company, as a group.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Name and Address of Beneficial                      Common Stock Beneficially     Series B Preferred Stock  Series E Preferred Stock
Owner(1)                                                    Owned                    Beneficially Owned        Beneficially Owned
------------------------------                   -----------------------------  --------------------------  -----------------------
                                                   Shares           Percentage    Shares       Percentage     Shares    Percentage
                                                   ------           ----------    ------       ----------     ------    ----------
Robert A. Berman                                 4,490,573(2)         17.02%        --             --              --       --

Scott A. Kaniewski                                 620,730(3)          2.35%        --             --              --       --
2412 Central Park Avenue
Evanston, IL 60201

Thomas W. Aro                                       72,700(4)            *          --             --              --       --

Paul A. deBary                                     210,913(5)            *          --             --              --       --

Morad Tahbaz                                     1,043,489(6)          3.99%        --             --              --       --
26 Broad Street
Weston, CT 06883

David Matheson                                      75,000(7)            *          --             --              --       --

John Sharpe                                         87,000(8)            *          --             --              --       --

David P. Hanlon                                     72,500(9)            *          --             --              --       --

Joseph E. Bernstein                              2,227,643(10)         8.52%        --             --              --       --

Ralph J. Bernstein                               2,256,243(11)         8.63%        --             --              --       --

Robert H. Friedman                                  15,000(12)           *          --             --              --       --

Directors and Officers as a Group               11,171,791            41.27%        --             --              --       --

Patricia Cohen                                        --            --            44,258            100%           --       --
8306 Tibet Butler Drive
Windmere, FL 34786

Bryanston Group, Inc.                                 --            --              --             --         1,551,213     89.6%
2424 Route 52
Hopewell Junction, NY 12533

Stanley Tollman                                       --            --              --             --           152,817      8.8%
Bryanston Group, Inc.
2424 Route 52
Hopewell Junction, NY 12533

----------
* less than 1%

(1)  Unless otherwise indicated, the address of each stockholder,  director, and executive  officer  listed above is Empire  Resorts,  Inc.,  c/o Monticello
     Raceway, Route 17B, P.O. Box 5013, Monticello, New York, 12701.

(2)  Includes  3,110,010  shares of common  stock  owned  directly  by Robert A.
     Berman,  options that are  currently  exercisable  into  281,689  shares of common stock,  1,061,602  shares of common stock held directly by Avon Road
     Partners,  LP, with  respect to which Mr.  Berman is its  general  partner,
     12,272  shares of common  stock held by the Berman  Family Trust and 25,000 shares of common stock held  directly by  Watertone  Holdings,  L.P.,  with respect to which BKB, LLC is its general partner. Robert A. Berman owns 82%
     of BKB, LLC and is its managing  member.  The  beneficiaries  of the Berman
     Family Trust are Robert A. Berman's children.  Debbie N. Berman,  Robert A.
     Berman's  wife,  and Philip B.  Berman,  Robert A.  Berman's  brother,  are
     co-trustees   of  the  Berman  Family  Trust  and  have  joint  voting  and dispositive power with respect to its holdings.  Robert A. Berman disclaims beneficial  ownership  of all  shares of common  stock  held by the  Berman
     Family Trust.

(3)  Includes  19,182  shares  of  common  stock  owned  directly  by  Scott  A.
     Kaniewski,  options that are currently  exercisable  into 299,689 shares of common  stock,  2,776  shares of common  stock held  directly by  Watertone
     Holdings  and 299,083  shares of common  stock held  directly by KFP Trust.
     Through BKB, LLC, 15.3% of which is owned by Scott A.  Kaniewski,  Scott A.
     Kaniewski  indirectly  holds a  general  partnership  interest  of .153% of
     Watertone Holdings,  representing an indirect beneficial ownership interest in an  additional  38 shares of such  2,776  shares  of common  stock  held directly by Watertone Holdings. Kaniewski Family Limited Partnership,  with respect to which Mr.  Kaniewski  is a 1% limited  partner  and the  general partner  with sole  voting and  dispositive  power,  holds a 4.95%  limited partnership  interest  in  Watertone  Holdings,  representing  an  indirect beneficial  ownership  interest  in 1,238  shares of such  2,776  shares of common stock held  directly by Watertone  Holdings,  and through BKB,  LLC,
     0.05% of which is owned by Kaniewski Family Limited Partnership,  Kaniewski
     Family Limited Partnership  indirectly holds a general partnership interest of  .0005% of  Watertone  Holdings,  representing  an  indirect  beneficial ownership  interest  in less  than 1 share of such  2,776  shares of common stock held directly by Watertone  Holdings.  Scott A.  Kaniewski  disclaims beneficial  ownership  of all the shares of common stock owned by Kaniewski
     Family  Limited   Partnership   for  any  purpose  other  than  voting  and
     dispositive  powers.  KFP Trust, whose sole trustee is Stacey B. Kaniewski,
     Scott A.  Kaniewski's  wife,  and  whose  sole  beneficiaries  are Scott A.
     Kaniewski's  children,  holds  a  6.00%  limited  partnership  interest  in
     Watertone Holdings,  representing an indirect beneficial ownership interest in 1,500  shares of such  2,776  shares of common  stock held  directly  by
     Watertone  Holdings,  and through BKB, LLC,  0.05% of which is owned by KFP
     Trust, KFP Trust indirectly holds a general partnership  interest of .0005%
     of  Watertone  Holdings,  representing  an  indirect  beneficial  ownership interest  in less than 1 share of such  2,776  shares of common  stock held directly by Watertone  Holdings.  Scott A. Kaniewski  disclaims  beneficial ownership of all shares of common stock held by KFP Trust.

(4)  Includes  4,200 shares of common stock owned  directly by Thomas W. Aro and options that are currently exercisable into 68,500 shares of common stock.

(5)  Includes  178,318  shares of common  stock owned  directly by Paul  deBary,
     12,595 shares of common stock held in an individual  retirement account for
     Mr. deBary's benefit and options that are currently exercisable into 20,000 shares of common stock.

(6)  Includes  1,025,989  shares of common stock owned  directly by Morad Tahbaz and options that are  currently  exercisable  into 17,500  shares of common stock.

(7)  Includes 40,000 shares of common stock owned directly by David Matheson and options that are currently exercisable into 35,000 shares of common stock.

(8)  Includes  2,000  shares of common  stock owned  directly by John Sharpe and options that are currently exercisable into 85,000 shares of common stock.

(9)  Consists of options that are  currently  exercisable  into 72,500 shares of common stock.

(10) Includes  options  that are  currently  exercisable  into 35,000  shares of common  stock and  2,192,643  shares of common stock owned by the JB Trust, held in the name of  Joseph E.  Bernstein,  trustee  of the JB  Trust.  Mr.
     Bernstein disclaims beneficial ownership of the assets of the JB Trust.

(11) Includes  2,221,243  shares  of common  stock  owned  directly  by Ralph J.
     Bernstein and options that are currently  exercisable into 35,000 shares of common stock.

(12) Consists of options that are  currently  exercisable  into 15,000 shares of common stock.

CHANGES IN CONTROL

     On March 3, 2005, the Company  entered into an Agreement and Plan of Merger and  Contribution  by and among  the  Company,  Empire  Resorts  Holdings,  Inc.
("Newco"),  Empire Resorts Sub, Inc.,  Concord  Associates  Limited  Partnership
("Concord"),  and Sullivan Resorts,  LLC ("Sullivan") (the "Merger  Agreement").
The Merger  Agreement  amends,  restates  and  supersedes  the November 12, 2004 letter agreement between the Company, Concord Associates Limited Partnership and
Sullivan  Resorts,  LLC regarding the acquisition by the Company of certain real estate assets, including the Concord and Grossinger's resorts, which are located in the Catskills  region of New York.  The  acquisition is expected to allow the
Company to obtain additional casino and hotel development  sites,  totaling over
1,200 acres of land which also  include the Monster,  International,  Challenger and Grossinger's  golf courses.  The closing of the transaction  contemplated by
the  Merger  Agreement  (the  "Concord   Transaction")  is  subject  to  certain
conditions,   including  the  approval  of  the  transaction  by  the  Company's stockholders  and obtaining any required consent of Bank of Scotland and holders of the Company's $65 million of convertible  senior notes. As consideration  for the acquisition, 18 million common shares of Newco will be issued to Concord and
Sullivan,  representing  approximately  40% of the total  number  of issued  and outstanding  common shares of the Company after the closing,  on a fully diluted basis and the  assumption of related debt. In addition,  upon the  completion of the transaction,  the Board of Directors of the public entity resulting from the transaction  will be comprised of 11 directors with five of the directors  being designated the Company,  five of the directors  being  designated by Concord and
Sullivan and one director being jointly designated.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

     Pursuant to Proposal No. 1, the nominees  listed below have been  nominated to serve as Class II  directors  until the 2008 Annual  Meeting of  Stockholders
(subject to their respective  earlier  removal,  death or resignation) and until their  successors are elected and qualified.  Unless such authority is withheld, proxies will be voted for the election of the persons  named below,  who are all now serving as directors and each of whom has been designated as a nominee.  If, for any reason not  presently  known,  any person is not  available  to serve as director,  another  person  who  may  be  nominated  will  be  voted  for in the discretion of the proxies.

     THE BOARD OF DIRECTORS  RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE
NOMINEES

NOMINEE INFORMATION

     DAVID P. HANLON.  David P. Hanlon,  60, is currently  the  Company's  Chief
Executive  Officer  and  President  and a member of the Board of  Directors.  He previously  served as Vice  Chairman  of the Board of the Company and has been a director  since 2003.  Prior to starting his own gaming  consulting  business in
2000, in which he advised a number of Native American and  international  gaming ventures,  Mr. Hanlon was President  and Chief  Operating  Officer of Rio Suites
Hotel & Casino from  1996-1999,  a period in which the Rio Suites Hotel & Casino underwent a major expansion.  From 1994-1995, Mr. Hanlon served as President and
Chief Executive  Officer of International  Game Technology,  the world's leading manufacturer of  microprocessor  gaming  machines.  From  1988-1993,  Mr. Hanlon served as  President  and Chief  Executive  Officer  of Merv  Griffin's  Resorts
International,  and prior to that,  Mr.  Hanlon  served as President of Harrah's
Atlantic City (Harrah's Marina and Trump Plaza). Mr. Hanlon's education includes a B.S. in Hotel  Administration from Cornell University,  an M.S. in Accounting, an M.B.A. in Finance from the Wharton School, University of Pennsylvania, and he completed the Advanced Management Program at the Harvard Business School.

     ROBERT H.  FRIEDMAN.  Robert H.  Friedman,  52, has served as the Company's
Secretary  since May 2004. Mr.  Friedman has been a partner with Olshan Grundman
Frome  Rosenzweig  & Wolosky  LLP, a New York City law firm,  since August 1992.
Prior to that time and since September 1983 he was associated with Cahill Gordon
& Reindel,  also a New York City law firm. Mr. Friedman specializes in corporate and securities law matters. Mr. Friedman received his B.A. and J.D. degrees from
Rutgers University,  and has been on the faculty of the Practicing Law Institute since August 2000. Mr. Friedman became a director of the Company in July 2005.

CLASS I DIRECTORS

     JOHN SHARPE.  John Sharpe,  62, is the  Company's  Chairman of the Board of
Directors.  Most  recently,  Mr. Sharpe served as President and Chief  Operating
Officer of Four Seasons Hotels & Resorts, from which he retired in 1999 after 23 years of  service.  During  his  tenure at Four  Seasons,  the  world's  largest operator of luxury  hotels,  Mr. Sharpe  directed  worldwide  hotel  operations, marketing  and  human  resources,  and  helped  create  Four  Seasons'  renowned reputation  for the  highest  level  of  service  in the  worldwide  hospitality industry.  In 1999, Mr. Sharpe was bestowed with the "Corporate  Hotelier of the
World"  award by Hotels  Magazine,  Inc.  Mr.  Sharpe also  received the "Silver
Plate" award from the  International  Food  Manufacturers  Association,  and the
"Gold Award" from the Ontario  Hostelry  Institute.  Mr. Sharpe graduated with a
B.S. in hotel  administration from Cornell University and is currently a trustee of the  Culinary  Institute  of  America,  and a member and former  chair of the
Industry Advisory Council at the Cornell Hotel School. Mr. Sharpe also serves on the board of Fairmont Hotels & Resorts,  Toronto,  Canada. Mr. Sharpe previously served  as  executive-in-residence,  School  of  Hotel  Administration,  Cornell
University; chair, board of governors, Ryerson Polytechnic University,  Toronto,
Canada, and co-chair, American Hotel Foundation, Washington, D.C. Mr. Sharpe has
served as a director of the Company since August 2003 and became Chairman of the
Board in May 2005.

     RALPH J.  BERNSTEIN.  Ralph J.  Bernstein,  46, is a co-founder and general partner of Americas Partners, an investment and venture capital firm, and, since
1981 has been  responsible  for the  acquisition,  renovation,  development  and financing of several  million  square feet of commercial  space.  Mr.  Bernstein started his career in agribusiness with a large European  multi-national trading and real estate  development  company,  where he was later  responsible for that company's U.S. real estate  activities.  Mr. Bernstein also serves as a director for Air Methods Corporation, a publicly traded company that provides air medical emergency  transport  services  and  systems  throughout  the  United  States of
America.  Mr.  Bernstein  received a B.A. in economics  from the  University  of
California at Davis. Mr. Bernstein has served as a director of the Company since
August 2003.

     PAUL A.  DEBARY.  Paul A. deBary,  58, is a managing  director at Marquette
deBary Co., Inc., a New York based broker-dealer, where he serves as a financial advisor for state and local government agencies, public and private corporations and non-profit organizations. Prior to assuming his current position, Mr. deBary was  a  managing  director  in  the  Public  Finance  Department  of  Prudential
Securities  from 1994 to 1997.  Mr. deBary was also a partner in the law firm of
Hawkins,  Delafield & Wood in New York from 1975 to 1994. Mr. deBary received an
AB in 1968, and an M.B.A. and J.D. in 1971 from Columbia University.  Mr. deBary is a member of the American Bar Association, the New York State Bar Association,
the Association of the Bar of the City of New York and the National  Association
of Bond  Lawyers  and serves as  President  and as a director  of the Society of
Columbia  graduates.  Mr.  deBary has served as a director of the Company  since
March 2002.

CLASS III DIRECTORS

     DAVID MATHESON.  David Matheson, 52, is a member of the Coeur d'Alene Tribe of Coeur  d'Alene,  Idaho,  and has  served as  Tribal  Council  Leader,  Tribal
Chairman,  and manager of various tribal operations.  Mr. Matheson is also chief executive officer of the Coeur d'Alene Casino and Resort Hotel in Worley, Idaho,
which was voted #1 casino in the Spokesman  Reader Review for three  consecutive years.  Mr. Matheson was appointed by President  George H. W. Bush, Sr. to serve as Deputy Commissioner for Indian Affairs,  U.S.  Department of the Interior,  a
position he held for four years,  during which time the Indian Gaming Regulatory
Act of 1988 was  implemented.  In  addition,  during  this  period Mr.  Matheson received a  commendation  from the  Secretary of the  Interior  for  outstanding service. More recently,  Mr. Matheson was appointed by President George W. Bush,
Jr. as an advisor to the President's  Commission on Reservation  Economies.  Mr.
Matheson  previously  served as a delegate to the  People's  Republic of China's
Native American Trade Mission,  and as Chief Executive  Officer of Coeur d'Alene
Development  Enterprises.  Over the past twenty years, he has held many esteemed positions  and has  received  many  honors for his work in  preserving  cultural traditions, the native language, and ceremonial practices. He recently published his first novel, Red Thunder, which depicts the faith, courage and dedication of the  Schi'tsu'umsh  Indians,  now called the Coeur d'Alene Tribe.  Mr.  Matheson received an M.A. in business  administration  from the University of Washington.
Mr.  Matheson  has served as a director  of the  Company  since  August 2003 and served as Chairman of the  Company's  Board of Directors  from August 2003 until
May 2005

     ROBERT A.  BERMAN.  Robert A.  Berman,  44, has served as a director of the
Company  since  February  2002,  and was  named  Vice  Chairman  of the Board of
Directors in May 2005.  Mr.  Berman  previously  served as the  Company's  Chief
Executive  Officer from  February 2002 until May 2005 and as its Chairman of the
Board of Directors  from February 2002 through July 2003.  From  1994-2000,  Mr.
Berman was the Managing  Director of  Watermark  Investments  Limited,  where he oversaw a number of private  partnerships  investing in real estate,  technology and basic  industries.  From  1998-1999,  Mr.  Berman  was Vice  Chairman  and a
director of Executone Information Systems, a telecommunications company and from
1995-1999  Mr. Berman was Chairman of the Board and Chief  Executive  Officer of
Hospitality  Worldwide  Services,  Inc., a hotel  services  company with average annual sales above $150 million.

     JOSEPH E.  BERNSTEIN.  Joseph E.  Bernstein,  56,  started  his career as a corporate  tax  attorney  on Wall  Street at Cahill  Gordon & Reindel  and as an
international  tax  attorney  at  Rosenman  & Colin.  He later  started  his own international tax practice. Since the early 1980s, Mr. Bernstein (along with his brother Ralph, and their partner, Morad Tahbaz, through Americas Tower Partners)
has been involved in the  development of three million square feet of commercial property in Manhattan,  including  Americas Tower, a 50-story office building on
Avenue  of the  Americas  and  46th  Street  in New  York  City,  serving  as US headquarters to Israel's  largest bank, Bank Hapoalim.  Mr. Bernstein has served as a director of the Company since August 2003.

     Ralph J. Bernstein and Joseph E. Bernstein are brothers.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     The Board of  Directors  met on thirteen  occasions  during the fiscal year ended  December 31,  2004.  Each of the  directors  attended at least 75% of the meetings  held by the Board of Directors.  The Board of Directors  also acted by unanimous  written consent on two occasions.  There are three  committees of the
Board of Directors:  the audit  committee,  the  compensation  committee and the corporate governance and nominations committee.

AUDIT COMMITTEE

     The Company has a separately-designated standing audit committee as defined in Section  3(a)(58)(A) of the Securities  Exchange Act of 1934, as amended (the
"Exchange Act"). In addition, the Company's Board of Directors adopted a written charter for the audit committee,  which is available,  free of charge,  from the
Company by writing to Investor Relations at Empire Resorts, Inc., c/o Monticello
Raceway, Route 17B, P.O. Box 5013,  Monticello,  New York 12701 or calling (845)
807-0001.

     The  members of the audit  committee  are Paul A. deBary  (chairman  of the committee),  John Sharpe and Ralph J. Bernstein.  Each of Messrs. deBary, Sharpe
and Bernstein is independent  from the Company,  as  independence  is defined in
Rule  4200(a)(15)  of the  listing  standards  of the  National  Association  of
Securities  Dealers (the "NASD").  David P. Hanlon previously served as a member of the audit committee but resigned following his appointment as Chief Executive
Officer and President of the Company and was replaced by Ralph J. Bernstein. The primary  purpose of the audit  committee  is to assist the Board of Directors in fulfilling  its  responsibility  to oversee the  Company's  financial  reporting activities.  The audit  committee is  responsible  for  reviewing  with both the
Company's independent certified public accountants and management, the Company's accounting  and reporting  principles,  policies and  practices,  as well as the
Company's  accounting,  financial  and operating  controls and staff.  The audit committee  has reviewed and discussed  the audited  financial  statements of the
Company with management, has discussed with the independent auditors the matters required  to be  discussed  by  SAS  61,  as may be  modified  or  supplemented.
Additionally,  the audit committee has received the written  disclosures and the letter from the independent accountants required by Independence Standards Board
Standard  No. 1  (Independence  Standards  Board  Standard  No. 1,  Independence
Discussions with audit committees), as may be modified or supplemented,  and has
discussed  with  the  independent   accountant  the   independent   accountant's
independence.  Based  upon such  review  and  discussion,  the  audit  committee recommended to the Board of Directors that the audited  financial  statements be included in the Company's  Annual Report on Form 10-KSB for the last fiscal year for filing with the Securities and Exchange Commission (the "SEC").

     The audit committee met on seventeen occasions during the fiscal year ended
December 31, 2004. Each of the members of the audit  committee  attended each of the meetings held by the audit committee,  other than Paul A. deBary, who missed one meeting.

                                                Paul A. deBary, Chairman
                                                John Sharpe
                                                Ralph J. Bernstein

COMPENSATION COMMITTEE

     The compensation committee,  which is comprised of David Matheson (chairman of the committee),  Paul A. deBary and Joseph E.  Bernstein,  is responsible for establishing  and  reviewing  the  appropriate  compensation  of  directors  and officers of the  Company,  for  reviewing  employee  compensation  plans and for considering and making grants and awards under, and administering, the Company's equity incentive plans.

CORPORATE GOVERNANCE AND NOMINATIONS COMMITTEE

     The corporate governance and nominations  committee recommends  appropriate governance practices,  recommends criteria for service as a director and reviews candidates  to serve as  directors.  The corporate  governance  and  nominations committee  has  adopted a written  charter,  a copy of which was  included as an appendix  to the proxy  materials  for the  Company's  2004  annual  meeting  of stockholders.  The members of the corporate governance and nominations committee are John Sharpe and Ralph J. Bernstein.  Each of Messrs. Sharpe and Bernstein is
independent from the Company,  as independence is defined in Rule 4200(a)(15) of the NASD listing standards. David P. Hanlon previously served as a member of the corporate  governance  and  nominations  committee  but resigned  following  his appointment as Chief Executive Officer and President of the Company.

     The corporate governance and nominations committee develops, recommends and oversees  implementation of corporate governance  principles for the Company. In addition, it considers recommendations for director nominees from a wide variety of  sources,  including  members  of the  Company's  board,  business  contacts, community leaders,  third-party advisory services and members of management. The corporate governance and nominations also considers stockholder  recommendations for director  nominees that are properly  received in accordance with applicable rules and regulations of the SEC.

     The  board  believes  that all of its  directors  should  have the  highest personal  integrity and have a record of exceptional  ability and judgment.  The board  also  believes  that  its  directors  should  ideally  reflect  a mix  of experience  and other  qualifications.  There is no firm  requirement of minimum qualifications or skills that candidates must possess.  The corporate governance and nominations  committee  evaluates  director  candidates based on a number of qualifications,  including their  independence,  judgment,  leadership  ability,
expertise  in  the  industry,   experience  developing  and  analyzing  business
strategies,  financial  literacy,  risk  management  skills,  and, for incumbent directors,  his or her past  performance.  In making  its  recommendations,  the corporate  governance and nominations  committee  seeks out  outstanding  talent among minority groups and women.

     Stockholders  wishing to  nominate a candidate  for  director at the annual stockholders  meeting  must give written  notice to Empire  Resorts,  Inc.,  c/o
Monticello Raceway, Route 17B, Monticello,  New York 12701, Attention:  Investor
Relations either by personal delivery or by United States mail, postage prepaid.
The  stockholder's  notice  must be  received  by the Company not later than the close of business on the 120th calendar day prior to the date on which notice of
the  prior  year's  annual  meeting  was  first  mailed  to  stockholders.   The
stockholder's  written  notice  shall set forth (a) as to each  person  whom the stockholder  proposes to nominate for election or  reelection  as a director all information  relating  to  such  person  that is  required  to be  disclosed  in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to  Regulation  14A under the Exchange  Act,  including  such person's  written consent to being named in the proxy statement as a nominee and to serving as a director if elected;  and (b) as to the  stockholder  giving the notice and the beneficial  owner, if any, on whose behalf the nomination is made
(i) the name and address of such  stockholder,  as they appear on the  Company's books, and of such beneficial  owner, (ii) the class and number of shares of the
Company which are owned  beneficially and of record by such stockholder and such beneficial owner and (iii) a representation  that the stockholder is a holder of record of shares of the  Company  and intends to appear in person or by proxy at the meeting to propose such business.

     The corporate  governance and nominations  committee  initially evaluates a prospective  nominee  on the basis of his or her  resume  and  other  background information  that has been  made  available  to the  committee.  A member of the corporate  governance and nominations  committee will contact for further review those  candidates who the committee  believes are  qualified,  who may fulfill a specific  board need and who would  otherwise  best make a  contribution  to the board.  If, after  further  discussions  with the  candidate,  and other further review and consideration as necessary,  the corporate governance and nominations committee believes that it has identified a qualified candidate,  it will make a recommendation to the board.

     The corporate  governance  and  nominations  committee met on two occasions during the fiscal  year ended  December  31,  2004.  Each of the  members of the corporate  governance and  nominations  committee  attended each of the meetings held by the corporate governance and nominations committee.

CODE OF ETHICS

     The Company  adopted a code of ethics  that is  available  on its  internet website  (www.empireresorts.com) and will be provided in print without charge to any stockholder  who submits a request in writing to Empire  Resorts,  Inc., c/o
Monticello  Raceway,  Route 17B,  P.O.  Box 5013,  Monticello,  New York  12701,
Attention:  Investor Relations.  The code of ethics applies to each director and officer,  including the Chief Financial Officer and Chief Executive Officer, and
all of other employees of the Company and its  subsidiaries.  The code of ethics provides that any waiver of the code of ethics may be made only by the Company's
Board of Directors.

PROCEDURES FOR CONTACTING DIRECTORS

     The Board of Directors has  established a process for  stockholders to send communications to the Board of Directors.  Stockholders may communicate with the board  generally  or a  specific  director  at any time by  writing  to:  Empire
Resorts,  Inc., c/o Monticello Raceway,  Route 17B, Monticello,  New York 12701,
Attention:  Investor Relations.  The Company reviews all messages received,  and forwards  any  message  that  reasonably  appears to be a  communication  from a stockholder  about  a  matter  of  stockholder  interest  that is  intended  for communication  to the  Board of  Directors.  Communications  are sent as soon as practicable to the director to whom they are  addressed,  or if addressed to the
Board of Directors  generally,  to the chairman of the corporate  governance and nominations committee.  Because other appropriate avenues of communication exist for  matters  that are not of  stockholder  interest,  such as general  business complaints or employee grievances,  communications that do not relate to matters of stockholder interest are not forwarded to the Board of Directors.

                                       10

RECENT DEVELOPMENTS

     On May 23, 2005,  Robert A. Berman resigned as Chief  Executive  Officer of the  Company,  Scott A.  Kaniewski  resigned as Chief  Financial  Officer of the
Company, Morad Tahbaz resigned as President and as a director of the Company and
David  Matheson  resigned as Chairman of the Board of  Directors of the Company.
Mr. Berman and Mr. Matheson continue to serve as directors of the Company.

     Concurrently,  on May 23, 2005,  David P. Hanlon was appointed by the Board of Directors as the Company's Chief Executive Officer and President, to serve as the  principal  executive  officer of the  Company  and remain a director of the
Company. Robert A. Berman, however,  replaced Mr. Hanlon as the Vice Chairman of the Company's Board of Directors of the Company.  In addition,  on May 23, 2005,
Ronald J.  Radcliffe  was  appointed by the Board of Directors as the  Company's
Chief  Financial  Officer,  to serve as the principal  financial and  accounting officer of the Company.  Finally,  on May 23, 2005, John Sharpe was appointed by the Board of  Directors  to replace  Mr.  Matheson  as  Chairman of the Board of
Directors.

EXECUTIVE OFFICERS

     The executive officers of the Company are:

     David P. Hanlon      Chief Executive Officer and President

     Ronald J. Radcliffe  Chief Financial Officer and Treasurer

     Thomas W. Aro        Chief Operating Officer

     Hilda A. Manuel      Senior Vice President for Native American Affairs and Chief
                          Compliance Officer

     Information  with  respect  to Mr.  Hanlon is set forth  above  under  "The
Nominees" beginning on page 6.

     RONALD J.  RADCLIFFE.  Ronald J.  Radcliffe,  61, joined the Company as its
Chief  Financial  Officer  in May  2005.  Mr.  Radcliffe  was  previously  Chief
Financial Officer, Treasurer and Vice President of the Rio Suites Hotel & Casino
in Las Vegas from  1996-2000,  where he  negotiated  the sale of the  company to
Harrah's Entertainment,  Inc. He was also the lead company representative in the company's $125 million  secondary  public  offering,  negotiating a $300 million revolving line of credit,  and a public offering of $125 million in subordinated debt. In 2001, Mr. Radcliffe started a gaming consultancy business,  and in 2002 became Chief Financial Officer, Treasurer, Vice President and Principal of Siren
Gaming,  LLC, a management  company for a Native American  casino.  From 1993 to
1995, Mr. Radcliffe was Chief Financial Officer, Treasurer and Vice President of
Mikohn Gaming  Corporation,  Las Vegas, NV. Prior to this, he was Vice Chairman,
President,  Chief  Operating  Officer  and Chief  Financial  Officer  for Sahara
Resorts,  Las Vegas,  NV. Mr. Radcliffe is a licensed C.P.A. and received a B.S.
in business administration in 1968 from the University of Nevada.

     THOMAS W. ARO. Thomas W. Aro, 62, is the Company's Chief Operating  Officer
and was a member of its Board of Directors  from 1994 through July 2003. Mr. Aro was also the  Company's  Executive  Vice  President  since its formation in 1993 through  November 11, 2003 and served as its Secretary from 1998 until May 2004.
Mr.  Aro  also  serves  as  Chief  Operating  Officer  of the  Company's  gaming subsidiaries  and has over 30 years  experience  in the  hospitality  and gaming industries.  Mr. Aro  received a B.S.  from the  University  of Arizona and is a licensed C.P.A.

                                       11

     HILDA A. MANUEL.  Hilda A. Manuel,  54, joined the Company in March 2005 as its Senior Vice  President  for Native  American  Affairs  and Chief  Compliance
Officer.  From February 2003 through  December 2004, Ms. Manuel served as deputy general  counsel  for the Gila  River  Indian  Community,  where she  supervised general employees and attorneys with respect to civil and criminal matters. From
May 2000 through March 2002,  Ms.  Manuel  served as special  counsel to the law firm of Steptoe & Johnson,  LLP,  where she oversaw  business  development  with
Indian tribes and Indian organizations, along with supervising the management of cases for Indian  clients.  From  October 1994 through  April 2000,  Ms.  Manuel served as the Deputy  Commissioner  of the Bureau of Indian Affairs for the U.S.
Department of the Interior.  As Deputy Commissioner,  Ms. Manuel was responsible for the  overall  management  of the  Bureau of Indian  Affairs,  including  the
maintenance  of  government-to-government   relationships  with  Indian  tribes,
protecting  trust  resources and the trust assets of Indian  tribes,  the fiscal administration  and  expenditure of $2.8 billion in  appropriated  funds and the supervision of 12 regional offices, 83 tribe-agencies and over 13,000 employees.
From February 1992 through May 1994, Ms. Manuel served as Staff Director for the
Indian Gaming Management  Office of the Bureau of Indian Affairs,  where she was responsible  for  implementing  the  responsibilities  of the  Secretary  of the
Interior under the Indian Gaming  Regulatory Act of 1988, along with supervising acts related to the approval of Class III gaming tribal-state  compacts,  fee to trust land acquisitions for gaming purposes, revenue allocation plans, including per capita  distributions  of gaming  revenues,  and the  development  of policy guidelines  and  directives on gaming related issues within the authority of the
Secretary of the Interior.  Finally,  from May 1991 through  February  1992, Ms.
Manuel served as Division Chief for Tribal Government  Affairs for the Bureau of
Indian  Affairs and from  February  1990  through  July 1991,  Ms.  Manuel was a
Judicial Services Specialist for the Bureau of Indian Affairs.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth all information  concerning the compensation received, for each of the last three years, for services rendered to the Company by Robert A. Berman,  who served as the Company's Chief Executive Officer during
2004 and each of the Company's other most highly compensated  executive officers during  the year  ended  December  31,  2004 whose  total  compensation  in 2004 exceeded $100,000.
                                                                                                     Securities
                                                                                   Other Annual      Underlying       All Other
Name and Principal Position               Year         Salary       Bonus          Compensation      Options          Compensation
-----------------------------------     --------     ----------   ---------      ----------------  --------------  -----------------

Robert A. Berman                          2004       $282,000         --                (1)              --              --
      Chief Executive Officer             2003        300,000         --                (1)           298,189            --
                                          2002        263,150         --                (1)            95,016(2)         --

Morad Tahbaz                              2004       $286,000         --                (1)              --              --
      President                           2003        173,000         --                (1)            17,500            --
                                          2002           --           --                (1)              --              --

Scott A. Kaniewski                        2004       $188,000         --                (1)              --              --
      Chief Financial Officer             2003        200,000         --                (1)           299,689            --
          and Treasurer                   2002        175,433         --                (1)            95,016(2)         --

Thomas W. Aro                             2004       $229,000         --                (1)            50,000            --
      Chief Operating Officer             2003        210,000         --                (1)            50,000            --
                                          2002        192,000         --                (1)             5,500            --

----------
(1)  The aggregate  amount of perquisites and other personal  benefits,  if any, paid did not exceed the lesser of 10% of the officer's  total annual salary and bonus for this fiscal year or $50,000;  so that amount is not  included in the table.

(2)  In 2003, these stock options were cancelled at the exercise price of $17.49 and reissued at an exercise price of $2.12.

                                       12

OPTION GRANTS TABLE FOR FISCAL 2004

     The following  table  contains  information  concerning  the grant of stock options  to the  Company's  executive  officers  during  the  fiscal  year ended
December 31, 2004. No stock appreciation rights were granted during the year.

                                        Individual Grants
                                                                                                   Potential Realizable Value at
                                                                                                      Assumed Annual Rates of
                           Number of           Percent of                                           Stock Price Appreciation for
                          Securities         Total Options/                                                  Option Term
                          Underlying          SARs Granted   Exercise or Base
                         Options/SARs         to Employees        Price          Expiration
Name                      Granted (#)         in Fiscal Year      ($/Sh)            Date              5% ($)            10% ($)
----                      -----------         --------------      ------            ----              ------            -------
Thomas W. Aro                50,000                39%            $14.25         May 20, 2014        $448,087        $1,135,542

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth information  regarding the exercise of stock options  during  the last  fiscal  year by the  named  officers  in the  Summary
Compensation Table above and the fiscal year-end value of unexercised options.

                                                      Number of Securities
                              Shares                      Underlying
                             Acquired                    Unexercised           Value Of Unexercised In-
                                on         Value       Options/SARs At FY-       The-Money Options/SARs
                             Exercise     Realized    End (#) Exercisable/          At FY-End ($) (1)
Name                           (#)          ($)           Unexercisable        Exercisable/Unexercisable
-------------------        -----------    ------      --------------------     -------------------------

Robert A. Berman               --           --            281,689/--                  $2,544,000/--
Morad Tahbaz                   --           --             17,500/--                    $158,000/--
Scott A. Kaniewski             --           --            299,698/--                  $2,706,000/--
Thomas W. Aro                  --           --           68,500/25,000                  $393,000/--

-------------
(1)   Assumes a fair market  value for our common  stock of $11.15,  the closing market price per share of our common stock as reported by the Nasdaq Small
      Cap Market on December 31, 2004.

                                       13

EMPLOYMENT AGREEMENTS

     In  January  2004,  the  Company  entered  into  an  amended  and  restated
employment  agreement  with  Robert A.  Berman,  providing  for a base salary of
$300,000,  which was voluntarily  reduced by 20% in October 2004. This agreement was  terminable  by  either  party  upon  30 days  prior  written  notice.  Upon termination,  Mr. Berman was entitled to his full salary during the  termination notice  period,  expense  reimbursement  and to retain  all  options  previously
granted  to  him  by  the   Company.   Mr.   Berman   also   agreed  to  certain
confidentiality,  non-competition and non-solicitation  provisions.  Except with respect to Mr. Berman's obligation to safeguard confidential  information,  this employment  agreement was  terminated  upon Mr.  Berman's  resignation  as Chief
Executive Officer in May 2005.

     In  January  2004,  the  Company  entered  into  an  amended  and  restated
employment  agreement  with Scott A.  Kaniewski,  providing for a base salary of
$200,000,  which was voluntarily  reduced by 20% in October 2004. This agreement was  terminable  by  either  party  upon  30 days  prior  written  notice.  Upon
termination,   Mr.  Kaniewski  was  entitled  to  his  full  salary  during  the termination  notice  period,  expense  reimbursement  and to retain all  options previously  granted to him by the Company.  Mr. Kaniewski also agreed to certain confidentiality,  non-competition and non-solicitation  provisions.  Except with respect to Mr.  Kaniewski's  obligation to safeguard  confidential  information, this  employment  agreement was terminated upon Mr.  Kaniewski's  resignation as
Chief Financial Officer in May 2005.

     On May 23, 2005,  the Company  entered into an  employment  agreement  (the
"Hanlon Agreement") with David P. Hanlon,  which sets forth terms and provisions governing Mr. Hanlon's  employment as Chief  Executive  Officer and President of the Company. The Hanlon Agreement provides for an initial term of three years at an annual base salary of $500,000,  with the right to  participate in any annual bonus plan or equity based incentive programs  maintained by the Company for its senior  executives.  In connection with his  employment,  Mr. Hanlon received an option  grant of a 10-year  non-qualified  stock  option to  purchase  1,044,092 shares of the Company's common stock pursuant to the 2005 Equity Incentive Plan, subject  to  stockholder  approval,  at an  exercise  price  per share of $3.99, vesting 33% 90 days  following the grant date,  33% on the first  anniversary of the grant  and 34% on the  second  anniversary  of the grant  date.  Mr.  Hanlon received an additional option grant of a non-qualified  stock option to purchase
720,000 shares,  subject to stockholder  approval and the closing of the Concord
Transaction, vesting 33% on the later to occur of (i) the closing of the Concord
Transaction  and (ii) 90 days  following  the date of  grant,  33% on the  first anniversary  of the grant and 34% on the second  anniversary  of the grant date.
The Company also issued Mr. Hanlon 261,023  restricted  shares,  pursuant to the
2005 Equity Incentive Plan, subject to stockholder approval,  vesting 33% on the issue date,  33% on the first  anniversary  of issue date, and 34% on the second anniversary  of the issue  date.  Mr.  Hanlon was issued an  additional  180,000 restricted  shares,  subject  to  stockholder  approval  and the  closing of the
Concord Transaction, vesting 33% on the issue date, 33% on the first anniversary of issue date, and 34% on the second anniversary of the issue date.

     In the event that the Company terminates Mr. Hanlon's  employment for cause or Mr. Hanlon resigns without good reason,  the Company shall pay Mr. Hanlon (i)
his base salary through the termination  date, (ii) any additional  compensation that has been earned through the termination  date, (iii) any  reimbursement for reasonable  expenses  incurred  and  (iv)  any  other  additional  benefits  and entitlements in accordance with applicable  plans,  programs and arrangements of the Company (collectively,  the "Accrued  Compensation").  In the event that the
Company  terminates Mr. Hanlon's  employment without cause or Mr. Hanlon resigns with good reason, the Company shall pay Mr. Hanlon (i) the Accrued Compensation,
(ii) pay Mr. Hanlon a pro-rata bonus (payable  concurrently  with bonus payments to remaining senior executives),  (iii) continue to pay Mr. Hanlon's base salary and target bonus for the remainder of the term of the Hanlon Agreement  (subject to certain conditions  contained in the Hanlon Agreement),  (iv) continue to pay life  insurance  premiums  (for  such  time  period as  provided  in the  Hanlon
Agreement),   (v)  accelerate  the  vesting  of  the  options   granted  at  the
commencement of the Hanlon Agreement and extend the exercisable  period for such options for 4 years (but not longer than the scheduled term of the option), (vi)
vesting  of the  restricted  shares  issued at the  commencement  of the  Hanlon
Agreement and (vii) in the event Mr. Hanlon  terminates  his employment for good reason  following  a change of  control,  the  Company  shall  pay the  benefits described in clauses (i), (ii) and (iii) of this paragraph in a lump sum.

                                       14

     On May 23, 2005 the  Company  entered  into an  employment  agreement  with
Ronald J. Radcliffe (the "Radcliffe  Agreement") with Mr. Radcliffe,  which sets forth terms and provisions governing Mr. Radcliffe's employment as the Company's
Chief Financial Officer. The Radcliffe Agreement provides for an initial term of three years at an annual base salary of $275,000,  with the right to participate in any annual bonus plan or equity based  incentive  programs  maintained by the
Company  for its senior  executives.  In  connection  with his  employment,  Mr.
Radcliffe  received an option grant of a 10-year  non-qualified  stock option to purchase  150,000  shares of the  Company's  common  stock  pursuant to the 2005
Equity Incentive Plan, subject to stockholder approval, at an exercise price per share of $3.99,  vesting 33% 90 days  following the grant date, 33% on the first anniversary  of the grant  date and 34% on the second  anniversary  of the grant date.

     In the event that the Company  terminates  Mr.  Radcliffe's  employment for cause or Mr.  Radcliffe  resigns without good reason,  the Company shall pay Mr.
Radcliffe  (i)  his  base  salary  through  the   termination   date,  (ii)  any
reimbursement  for reasonable  expenses  incurred and (iii) any other additional benefits and  entitlements  in accordance with  applicable  plans,  programs and
arrangements   of   the   Company   (collectively,    the   "Radcliffe   Accrued
Compensation").  In the  event  that  the  Company  terminates  Mr.  Radcliffe's employment  without cause or Mr. Radcliffe resigns with good reason, the Company shall (i) pay Mr.  Radcliffe the Radcliffe  Accrued  Compensation,  (ii) pay Mr.
Radcliffe  a  pro-rata  bonus  (payable  concurrently  with  bonus  payments  to remaining  senior  executives)  and (iii) continue to pay Mr.  Radcliffe's  base salary for a period of six months following such termination.

REPORT BY THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

GENERAL

     The  compensation   committee  determines  the  cash  and  other  incentive
compensation,  if any, to be paid to the  Company's  executive  officers and key employees.  The Compensation  Committee  consists of David Matheson (chairman of the  committee),  Paul A. deBary and Joseph E.  Bernstein..  During fiscal 2004, there were four meetings of the compensation  committee.  Each of the members of
the  compensation   committee   attended  each  of  the  meetings  held  by  the
compensation committee.

COMPENSATION PHILOSOPHY

     The compensation  committee's executive compensation  philosophy is to base management's  pay, in part,  on the  achievement  of the  Company's  performance goals, to provide  competitive  levels of compensation,  to recognize and reward individual  initiative,  achievement  and length of service to the  Company,  to assist the Company to retain and attract the best qualified  management,  and to enhance long term  stockholder  value.  In  retaining  and  attracting  the best qualified management  personnel,  the Company targets offering  compensation and benefits that place it near the top quartile of its industry.

     The  compensation  committee  strongly  believes  that the  caliber  of the management  personnel makes a significant  difference in the Company's long term success  and it is the  philosophy  of the  compensation  committee  to  provide officers with the opportunity to realize potentially significant financial gains through  the grants of stock  options  and  issuance of  restricted  stock.  The compensation  committee also believes that the potential for equity ownership by management is beneficial in aligning  management and  stockholders'  interest in the enhancement of stockholder value.

                                       15

            Section 162(m) of the Internal Revenue Code of 1986, as amended (the
"Code"),  prohibits  a publicly  held  corporation,  such as the  Company,  from claiming a deduction on its federal income tax return for compensation in excess of $1 million  paid for a given fiscal year to the chief  executive  officer (or person acting in that  capacity) at the close of the  corporation's  fiscal year and the four most highly compensated officers of the corporation, other than the chief executive  officer,  at the end of the  corporation's  fiscal year. The $1 million compensation  deduction limitation does not apply to  "performance-based
compensation".   The  Company  believes  that,  with  certain  exceptions,   any
compensation  received by executive  officers in connection with the exercise of options  granted  under the 1993,  1998 or 2004 stock option plans  qualifies as
"performance-based compensation." The policy of the compensation committee is to the extent reasonable to qualify the Company's executive officers'  compensation for deductibility  under Section 162(m) and other applicable tax laws.  However, the compensation  committee believes that providing an appropriate level of cash compensation  and maintaining  flexibility in determining  compensation are also important  issues which must be balanced  with  preserving a tax  deduction  for amounts in excess of $1,000,000.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     Robert  A.  Berman's  salary  was  $282,000  in 2004,  which  represents  a reduction  from  his  salary  of  $300,000  as  provided  under  his  employment agreement.  Mr.  Berman's  compensation  as  contemplated  under his  employment agreement was  determined  by the  Compensation  Committee  based on the factors described in the "Salaries" and "Annual Bonuses" paragraphs below.

SALARIES

     Base salaries for the Company's executive officers are determined initially by evaluating  the  responsibilities  of the position held and the experience of the individual,  and by reference to the competitive  marketplace for management talent,  including a comparison  of base  salaries for  comparable  positions at other  companies  (base  salaries  are targeted to be  competitive  with the top quartile of the industry). The Company believes that it is necessary to position executive  officers' base salaries at or above these levels in order to attract, retain and motivate  its  executive  officers.  In  addition,  the  compensation committee considers the recommendations of the Company's Chief Executive Officer and Chief  Financial  Officer.  Annual salary  adjustments are determined by (i)
considering various factors,  tangible and intangible,  achieved by the Company;
(ii)  the  overall  performance  of  the  executive;  (iii)  the  length  of the executive's  service to the  Company;  and (iv) any  increased  responsibilities assumed by the executive. There are no restrictions on salary adjustments of the
Company.  The Company has  employment  agreements  with certain of its executive officers,  which  sets the base  salaries  and  other  terms and  conditions  of employment for such  individuals.  The base salaries of certain of the Company's senior management increased from 2003 to 2004 due to increased  responsibilities for those individuals.

ANNUAL BONUSES

     The  compensation  committee  evaluates  the  performance  of the Company's executives on an annual  basis.  Bonuses may be based upon the level of personal achievement by individual participants and the Company's performance, including, but not limited to, (i) the Company's  actual stock price  performance and stock price  performance  relative to its  competitors  and (ii) the Company's  actual performance as compared to the Company's projected performance goals. No bonuses were awarded to the named executive officers in 2004.

                                       16

COMPENSATION COMMITTEE

     This report by the  compensation  committee  on executive  compensation  is submitted by the members of the compensation committee:

                            David Matheson, Chairman
                            Paul A. deBary
                            Joseph E. Bernstein

COMPENSATION COMMITTEE INTERLOCKS

     There were no transactions between any member of the compensation committee and the Company during the fiscal year ended December 31, 2004. No member of the compensation  committee  was  an  officer  or  employee  of the  Company  or any subsidiary of the Company during fiscal 2004.

COMPENSATION OF DIRECTORS

     CASH COMPENSATION

     Each  non-employee  member of the  Company's  Board of  Directors  receives
$20,000 per year and $1,000 per meeting. Directors that also serve on committees of the Board of Directors, other than the audit committee, receive an additional
$1,000 per committee meeting,  other than employee members, with the chairperson receiving  $2,500  per  meeting.  With  respect  to  the  audit  committee,  its chairperson  receives an additional  annual  payment of $10,000,  and each audit committee member (including the chairperson) receives $2,500 per audit committee meeting.

     STOCK COMPENSATION

     Each  non-employee  member of the Company's Board of Directors  receives an annual  grant of 10,000  stock  options at the common  stock's then current fair market value, and since August 2003 each newly elected or appointed non-employee director received a one time grant of 15,000 stock options at the common stock's then current fair market value.  All stock options granted to the members of the
Company's Board of Directors vest  immediately.  In addition,  in recognition of special and  extraordinary  services provided by David P. Hanlon and John Sharpe to the Company, on November 11, 2004, the compensation committee granted to each of Messrs.  Sharpe and Hanlon options to purchase 50,000 shares of common stock, having a term of three (3) years and an exercise price of $8.11. Messrs.  Hanlon and Sharpe  abstained  from all votes of the Board of  Directors  related to the granting of these stock options.

     CHAIRMAN COMPENSATION

     On May 23, 2005, the Company's Board of Directors ratified the compensation committee's  approval of  compensation  of $50,000 per year for the  position of non-executive  Chairman  of the Board and a grant of 50,000  options to purchase shares of the Company's common stock vesting immediately with a term of 10 years at the  initiation of service for any new  non-executive  Chairman of the Board.
John  Sharpe,  who  became  the  Company's  Chairman  of the Board on such date, abstained from all votes of the Board of Directors  related to the establishment of this compensation.

     SPECIAL COMMITTEE

     On November 11, 2003,  the Company's  Board of Directors  created a special committee,  comprised  solely  of David  Matheson,  to  assist  the  Company  in obtaining  all federal and state  regulatory  approvals  necessary  to develop a tribal  casino in  conjunction  with the Cayuga  Indian  Nation of New York.  As consideration  for his work on this special  committee,  the Company  issued Mr.
Matheson  20,000 shares of common stock on each of January 30, 2004 and June 30,
2004. Mr. Matheson abstained from all votes of the Board of Directors related to
the  creation  of  this  special   committee  and  the   establishment   of  his
compensation.

                                       17

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section  16(a)  of  the  Exchange  Act  requires   executive  officers  and
directors,  and  persons  who  beneficially  own more  than ten  percent  of the
Company's  common  stock,  to file initial  reports of ownership  and reports of changes in ownership  with the SEC.  Executive  officers,  directors and greater than ten percent  beneficial  owners are required by SEC  regulations to furnish the  Company  with copies of all  Section  16(a)  forms they file.  Based upon a review  of the  copies  of such  forms  furnished  to the  Company  and  written representations from the Company's executive officers and directors, the Company believe that during the year ended  December  31, 2004 there were no  delinquent filers except as follows:  David  Matheson filed a late Form 4 for a transaction that occurred on January 30, 2004; Joseph E. Bernstein filed one late Form 4 for a transaction that occurred on March 23, 2004; Ralph J. Bernstein filed one late
Form 4 for a transaction  that occurred on March 23, 2004;  Paul A. deBary filed one late Form 4 for a transaction  that occurred on March 23, 2004;  John Sharpe filed one late Form 4 for a transaction that occurred on March 23, 2004;  Arthur
I.  Sonnenblick  filed one late Form 4 for a transaction  that occurred on March
23, 2004;  David P. Hanlon filed one late Form 4 for a transaction that occurred on March 23,  2004;  and Thomas W. Aro filed a Form 5 on  February  11,  2005 in which he  reported  an option  grant to him on May 21,  2004 that was not timely reported on a Form 4.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On October 29, 2003,  Monticello  Raceway  Management,  Inc., the Company's
wholly owned subsidiary, and Catskill Development, L.L.C. entered into a 48 year ground  lease  with  respect to 232 acres of land in  Monticello,  New York then owned by Catskill Development, L.L.C. and all buildings and improvements located on such land. The principal members of Catskill Development, L.L.C. at the time, were (i) Americas Tower Partners,  which is controlled by Joseph E. Bernstein, a member of the Company's Board of Directors,  Ralph J. Bernstein, a member of the
Company's Board of Directors and Morad Tahbaz,  the Company's  former  president and a  former  member  of the  Company's  Board  of  Directors,  (ii)  Watertone
Holdings,  LP, an entity  controlled by Robert A. Berman,  the Company's  former chief executive  officer and a member of the Company's  Board of Directors,  and
Scott A.  Kaniewski,  the  Company's  former chief  financial  officer and (iii)
Monticello Realty,  LLC, which is controlled by Maurice Dabbah, who formerly had board  observation  rights with respect to the  Company.  Under the terms of the ground  lease,  Monticello  Raceway  Management,  Inc.  agreed  to pay  Catskill
Development,  L.L.C.  $1.8  million  per year,  subject  to  annual  adjustments consistent with the consumer price index, payable in equal monthly installments, and Monticello Raceway  Management,  Inc. was given a limited option to purchase these 232 acres of property,  subject to the Land  Purchase  Agreement  with the
Cayuga Nation of New York  regarding 29 of these acres,  for  approximately  $38 million in immediately  available  funds. On July 26, 2004,  Monticello  Raceway
Management,  Inc.  exercised this option and acquired all 232 acres of land from
Catskill Development, L.L.C.

     On January 12, 2004, the Company acquired from the members of both Catskill
Development,  L.L.C. and Monticello Raceway Development Company, LLC, all of the
outstanding  membership  interests  and  capital  stock  of  Monticello  Raceway
Management,   Inc.,  Monticello  Casino  Management,   LLC,  Monticello  Raceway
Development  Company,  LLC and Mohawk Management,  LLC in exchange for 80.25% of the Company's common stock,  calculated on a  post-consolidation,  fully diluted basis.  The two members of  Monticello  Raceway  Development  Company,  LLC were
Americas Tower Partners and BKB, LLC, an entity  controlled by Robert A. Berman,
Scott A. Kaniewski and Philip Berman, Robert A. Berman's brother and until April
2005, one of the Company's vice presidents. Monticello Raceway Management, Inc.,
Monticello Casino Management,  LLC, Monticello Raceway Development  Company, LLC
and Mohawk Management, LLC own all of the development and management rights with respect to a Native  American  casino to be  developed in  conjunction  with the
Cayuga Nation of New York on 29 of the 232 acres of land in Monticello, New York that was acquired by Monticello Raceway Management,  Inc. on July 26, 2004. As a
result of this transaction, Americas Tower Partners received 6,599,294 shares of the Company's common stock,  Watertone Holdings, LP received 4,565,010 shares of the Company's common stock and Monticello  Realty, LLC received 5,732,261 shares of the Company's  common stock.  In addition,  each  principal of Americas Tower
Partners (Joseph E. Bernstein, Ralph J. Bernstein and Morad Tahbaz) and BKB, LLC
(Robert A. Berman,  Scott A.  Kaniewski and Philip  Berman) held his  respective board and officer  positions  with the  Company  both before and after the above described transactions.

                                       18

     The Company,  Catskill Development,  L.L.C., the Cayuga Nation of New York,
the Cayuga Catskill Gaming Authority, Robert A. Berman, and Morad Tahbaz entered into a  letter  agreement,  dated as of April 3,  2003,  pursuant  to which  the
Company agreed to fund the Cayuga  Catskill  Gaming  Authority's  purchase of 29 acres of land in  Monticello,  New York  presently  owned by Monticello  Raceway
Management,  Inc.  and the  development  costs of  building  a class III  gaming enterprise on such land.  The Company is to be reimbursed  for up to $10 million of these advances from any third party  construction  financing that is received and,  to the extent  that such  third  party  financing  or $10  million  cap is insufficient  to fully  reimburse the Company,  from  distributions  made to the
Company's  casino  management  subsidiary  under its gaming facility  management agreement with the Cayuga Nation of New York.

     Under this letter agreement,  the Company,  Catskill  Development,  L.L.C.,
Robert A. Berman and Morad Tahbaz, together as a group, on the one hand, and the
Cayuga  Nation of New York,  on the other  hand,  also agreed that for 10 years, each may participate in the development or operation by the other of:

     o    one or more  hotels,  motels  or other  similar  facilities  providing
          overnight   accommodations   including   ancillary   beverage,   food,
          entertainment,  commercial  and or  retail  services  within a 15 mile radius of the 29 acres to be acquired by the Cayuga Nation of New York in Monticello, New York; and

     o    any other entertainment, sports and/or retail facility within a 5 mile radius of those 29 acres of land.

     In each case, the  non-developing  party will have the right to purchase up to 33.33% of the equity in the facility being developed, with the purchase price being a pro rata share of the costs of such facility less any amount advanced by any lender for any mortgage or other loan secured by the facility's  property or cash flow. The purchase price for this acquired interest must be paid in cash at the time the  interest  is  actually  purchased.  However,  with  respect to any acquired interest purchased by the Cayuga Nation of New York prior to the second anniversary of the primary gaming facility's  public opening,  the Cayuga Nation of New York may pay for its  acquired  interest by  delivery  of a  non-recourse promissory note,  payable over five years,  with interest accruing on the unpaid principal  amount at the then  existing  prime rate.  These parties have further agreed that the first hotel  facility to be built that is governed by the letter agreement will be deemed to be the gaming enterprise's  preferred  provider,  in that the gaming  enterprise  shall be obligated  to refer its  customers to that hotel.

     In consideration of the agreements contained in the letter agreement,  each of the parties has agreed that for a period ending on the earliest of:

                                       19

     o    approval  by the  Bureau  of  Indian  Affairs  of the  application  to transfer the 29 acres of land to the United States of America in trust for the  Cayuga  Nation  of New York and to use such land for class II and class III gaming and by a governing  commission to be  established between the  Company's  casino  management  subsidiary  and the Cayuga
          Nation of New York under a gaming facility management agreement;

     o    the termination of the gaming facility  management  agreement with the
          Cayuga  Nation of New York because of because of a material  breach by the Company's casino management subsidiary of its obligations;

     o    the  termination of the gaming facility  development and  construction agreement  with the  Cayuga  Nation of New York  because of a material
          breach  by  the  Company's  casino   development   subsidiary  of  its
          obligations; and

     o    June 30, 2005,

each party,  respectively,  will refrain from having  discussions  regarding the development of another class III gaming facility in Sullivan County, New York.

     Finally, under the letter agreement,  the Company awarded the Cayuga Nation of New York 300,000 shares of common stock.

     On June 29, 2005,  this agreement was amended in order to replace  Catskill
Development, L.L.C , as a party with Monticello Raceway Management, Inc., remove
Robert A. Berman and Morad  Tahbaz as parties and extend the outside date of the exclusivity  period  between the Company and the Cayuga  Nation of New York with respect to their joint  development  of a class III gaming  facility in Sullivan
County, New York until December 31, 2005.

     Robert A. Berman executed a guarantee,  dated October 29, 2003, in favor of
The Berkshire Bank,  guarantying  the performance of the Company's  wholly owned subsidiary,  Monticello  Raceway  Management,  Inc.,  under a $3.5  million loan agreement  with The Berkshire  Bank. All  obligations  under this loan agreement were satisfied on February 4, 2004.

     Robert H. Friedman,  one of our directors,  is a partner in the law firm of
Olshan Grundman Frome Rosenzweig & Wolosky LLP. Olshan Grundman Frome Rosenzweig
& Wolosky LLP provided  legal  services to the Company and its  subsidiaries  in
2004. In 2004, the Company paid Olshan  Grundman Frome  Rosenzweig & Wolosky LLP fees for legal services that  represented  less than 5% of Olshan Grundman Frome
Rosenzweig & Wolosky  LLP's gross  revenues for 2004.  The Company  expects that
Olshan  Grundman  Frome  Rosenzweig & Wolosky LLP will continue to provide legal services to the Company and its subsidiaries in 2005.

                                       20

               COMPARISON OF TOTAL RETURN FROM DEMBER 31, 1999 TO
      DECEMBER 31, 2004 AMONG EMPIRE RESORTS, INC., THE NASDAQ MARKET INDEX
      AND THE HEMSCOTT RESORT AND CASINO INDUSTRY INDEX (THE "PEER GROUP").

[OBJECT OMITTED]

  COMPANY/INDEX             12/31/99        12/29/00       12/31/01       12/31/02       12/31/03       12/31/04
-------------------         --------        --------       --------       --------       --------       --------
Empire Resorts, Inc.......    100             14.00          21.60           3.63          14.42          17.84
Resorts and Casinos.......    100            103.38         109.68         115.28         151.33         256.69
NASDAQ Market Index.......    100             62.85          50.10          34.95          52.55          56.97

     Assumes $100 invested on December 31, 1999 in the  Company's  common stock, the NASDAQ Market Index and the Peer Group.

     The calculations in the table were made on a dividends reinvested basis.

     There can be no assurance that the Company's common stock  performance will continue with the same or similar trends depicted in the above graph.

                                       21

                                   PROPOSAL 2

      APPROVAL OF THE ADOPTION OF THE COMPANY'S 2005 EQUITY INCENTIVE PLAN

2005 EQUITY INCENTIVE PLAN

     On May 23, 2005,  the Board of  Directors  approved a proposal to adopt the
Company's 2005 Equity Incentive Plan (the "Plan"). The purpose of the Plan is to advance the  interests of the Company and its  subsidiaries  by improving  their ability to attract  and retain  employees  whose  services  are  valuable to the
Company. The Company believes that this result can be achieved by rewarding such employees'  contributions  to the success of the Company  through  ownership  of shares of the Company's common stock.

     The Plan  includes  the issuance of both  "options" to purchase  stock at a
later  date  (such  options   consist  of  both  Incentive   Stock  Options  and
Nonqualified Options), and "restricted stock."

     A summary  of the Plan is set forth  below,  and its full text is  attached hereto as APPENDIX A. The  following  discussion is qualified in its entirety by reference to APPENDIX A.

ADMINISTRATION OF THE PLAN

     The Plan will be administered by the compensation committee of the Board of
Directors of the Company  which shall have full power and authority to designate recipients of options and grantees of restricted  stock,  to determine the terms and  conditions of respective  option and  restricted  stock  agreements  and to interpret  the  provisions  and supervise the  administration  of the Plan.  Any decision made by all of the members of the compensation  committee regarding the
Plan shall be final for all involved parties.

     Section 162(m) of the Code places annual  limitations on the  deductibility by public  companies of  compensation  in excess of $1,000,000 paid to the chief executive  officer,  and to the other  four most  highly  compensated  officers.
However,  these limitations are not imposed if certain requirements are met. One major requirement is that the compensation be based on performance. With respect to the issuance of options under the Plan intended to be performance  based, the
Plan must state a maximum number of shares with respect to options granted to an individual  during a  specified  period and must be  approved  by the  Company's stockholders,  which Plan provides for a maximum of 2,500,000 options during any calendar year.  The grant of restricted  stock under the Plan is not required to be performance based and therefore may be subject to the limitations  imposed by
Section 162(m) of the Code.

DESIGNATION OF PARTICIPANTS

     Persons eligible to participate in the Plan include employees, officers and directors  of, as well as,  consultants  and  advisors  to,  the  Company or any subsidiary.  In selecting participants,  and in determining the number of shares to be covered by each option  granted to optionees or  restricted  stock grants, the  compensation  committee  may consider  any factors it  considers  relevant, including the office or position held by the participant  and the  participants'
degree of responsibility for and contribution to the success of the Company.

STOCK RESERVED FOR THE PLAN

     The Plan provides that a total of 3,500,000  shares of the Company's common stock  shall be  subject to the Plan,  which  shares  may be  allocated,  at the discretion of the Company, between options and restricted stock. This discretion
is  subject  only  to  the   occurrence  of  certain  events  that  require  the
compensation  committee to fairly and appropriately  adjust the number of shares to be allocated.  Such events include a merger,  reorganization,  consolidation, recapitalization,  stock  dividend,  or other change in the Company's  corporate structure that affects the Company's common stock.  This adjustment is necessary so that the  occurrence  of the  event  does not  affect  each  option  holder's proportionate interest in the Company prior to such event.

                                       22

TERMS AND CONDITIONS OF OPTIONS

     OPTION PRICE

     The exercise  price of each option shall be determined by the  compensation committee,  but may not be  less  than  100% of the  fair  market  value  of the underlying  common stock on the option grant date. If an incentive  stock option is granted to an employee  who owns more than 10% of the total  combined  voting power of the Company's  capital  stock,  then its exercise price may not be less than 110% of the fair market value of the underlying  common stock on the option grant date.

     TERM OF OPTIONS

     The  compensation  committee  shall fix the term of each option;  provided, however,  that the maximum  term for which any option is  exercisable  shall not exceed ten years.  Moreover, the maximum term of incentive stock options granted to  employees  who own more than 10% of the total  combined  voting power of the
Company's  capital stock shall not exceed five years.  The Plan provides for the earlier  expiration  of  options  of a  participant  in  the  event  of  certain terminations  of employment or engagement or, if the  compensation  committee so determines, in the event of a change in control.

     RESTRICTIONS ON TRANSFER AND EXERCISE OF OPTIONS

     Options cannot be  transferred,  and are  exercisable  only by the optionee during his lifetime.  After the optionee's death, options are assignable only by will, or through the laws of descent and distribution.  Any attempt to transfer, assign,  pledge,  or in any other way  dispose  of an option  contrary  to these provisions will be void.

     Additionally,  the aggregate fair market value of the shares (as determined at the time the  stock  option  is  granted)  for  which an  employee  may first exercise  incentive  stock options for the calendar year under the Plan,  cannot exceed $100,000.  The compensation  committee may impose any other conditions to exercise as it deems appropriate.

     TERMINATION

     Except as otherwise provided by the compensation  committee, if an optionee dies, an option  exercisable  immediately prior to death may be exercised by the optionee's  executor,  administrator,  or transferee  for a period ending on the earlier of one year thereafter,  or at the time when the options otherwise would have expired.

     Except  as  otherwise  provided  by  the  compensation   committee,  if  an
optionee's  employment is terminated for reasons other than death (disability or retirement),  an option  exercisable  immediately  prior to  termination  may be exercised  for a period ending on the earlier of thirty days  thereafter,  or at the time when the options otherwise would have expired.

                                       23

OTHER TERMS AND CONDITIONS OF RESTRICTED SHARES

     Shares  of  restricted   stock  issued  by  the  Company  cannot  be  sold,
transferred,  pledged,  assigned, or similarly disposed of, until one of several specified events occur. A share of restricted stock becomes freely  transferable by the  grantee  either  at the end of the  restricted  period,  at the end of a
period  established  by  the  compensation   committee,   or  when  and  if  the
compensation  committee waives the restrictions.  During the restricted  period, holders of restricted  stock may exercise full voting rights and receive regular card dividends paid with respect to such shares. In addition,  any holder making an  election  under  Section  83(b) of the  Code,  must  provide  a copy of such election to the Company within 10 days of the filing.

CHANGE OF CONTROL

     The  compensation  committee  has the sole  discretion to reduce the period that an  optionee  or grantee of  restricted  stock  must wait to  exercise  his option/restricted stock, where there is a change of control. A change of control occurs  where there is a major  corporate  event,  such as a  successful  tender offer,  merger,  consolidation,  sale of  substantially  all of a  corporation's assets,  or where a "person"  (where  "person" is given a special meaning by the
Exchange Act acquires 50% of the Company's outstanding voting securities.

AMENDMENT AND TERMINATION

     The Board of Directors may generally amend,  suspend or terminate the Plan, except that the Plan cannot be changed in a way that would  impair the rights of any  participant  without  the  participant's  consent.  The Plan also cannot be amended  without  stockholder  consent  where  doing so would  result in a major change,  such as substantially  increasing the benefits that participants are to receive, or decreasing the exercise price beneath certain specified  thresholds.
The Plan and any option or restricted  stock grant  thereunder may be amended to comply with the new rules  applicable to deferred  compensation  as set forth in
Section 409A of the Code.

REGISTRATION OF SHARES

     The Company may file a registration  statement  under the Securities Act of
1933, as amended, with respect to the common stock issuable pursuant to the Plan following stockholder approval.

RULE 16b-3 COMPLIANCE

     In all cases, the terms, provisions, conditions and limitations of the Plan shall be construed and interpreted so as to be consistent with the provisions of
Rule 16b-3 of the Exchange Act.

RECENT GRANTS

     On May 23, 2005,  in connection  with his  appointment  as Chief  Executive
Officer and  President,  David P.  Hanlon was  granted a ten-year  non-qualified stock option to purchase 1,044,092 of the Company's common stock pursuant to the
Plan at an exercise price of $3.99 per share,  vesting 33% 90 days following the grant date, 33% on the first anniversary of the grant date and 34% on the second anniversary of the grant date. Mr. Hanlon also received an additional grant of a
non-qualified   stock  option  to  purchase   720,000  shares  of  common  stock
conditioned upon the closing of the Concord Transaction vesting 33% on the later to occur of (i) the  closing of the  Concord  Transaction  and (ii)  ninety days following the date of grant date, 33% on the first anniversary of the grant date and 34% on the second anniversary of the grant date. The Company also issued Mr.
Hanlon  261,023  shares of restricted  stock pursuant to the Plan vesting 33% on the issuance date, 33% on the first  anniversary of the issuance date and 34% on the second  anniversary of the issuance date. Mr. Hanlon  received an additional issuance of 180,000 shares of restricted  stock  conditioned upon the closing of the Concord  Transaction,  vesting 33% on the  issuance  date,  33% on the first anniversary  of the  issuance  date  and 34% on the  second  anniversary  of the issuance date.

                                       24

     On May 23, 2005,  in connection  with his  appointment  as Chief  Financial
Officer,  Ronald J. Radcliffe was granted a ten-year  non-qualified stock option to purchase  150,000  shares of common stock pursuant to the Plan at an exercise price at $3.99 per share,  vesting 33% 90 days  following the grant date, 33% on the first anniversary of the grant date and 34% on the second anniversary of the grant date.

     On May 23,  2005,  in  connection  with his  appointment  as  non-executive
Chairman of the Board,  John  Sharpe was  granted an option to  purchase  50,000 shares of common  stock  pursuant to the Plan at an exercise  price at $3.99 per share.

     All options and  restricted  stock  grants  described  above are subject to approval of the Plan. If the Plan is not approved,  all such grants would become void.

NEW PLAN BENEFITS

     Benefits  under the Plan to the named  executive  officers  (as  previously defined) and the Company's other executive officers,  non-employee directors and other  employees are not currently  determinable  because other grants under the
Plan are discretionary.  All grants under the Plan have been and will be made in consideration  of  services  rendered or to be rendered to the Company or any of its  subsidiaries by the recipients.  The following table sets forth the options and restricted  stock that have been granted pursuant to the Plan as of the date hereof, subject to stockholder approval of the Plan.

                                2005 EQUITY PLAN

                                                              Number of Shares of
Name and Position                     Dollar Amount (1)        Restricted Stock      Number of Options
-----------------                     -----------------        ----------------      -----------------

John Sharpe, Chairman                     $9,500.00                 --                    50,000

David P. Hanlon, Chief
Executive Officer and                 $2,178,653.62
President                                                        441,023               1,764,092

Ronald J. Radcliffe, Chief
Financial Officer                        $28,500.00                 --                   150,000

Executive Group                       $2,207,153.62              441,023               1,914,092

Non-Executive Director
Group                                     $9,500.00                 --                    50,000

(1) Assumes that all options and shares of  restricted  stock are fully  vested.
Dollar  amounts  were  calculated  based on the closing  price of the  Company's common stock on July 18, 2005 of $4.18 per share.

                                       25

FEDERAL TAX EFFECTS

     TAX TREATMENT OF INCENTIVE STOCK OPTIONS

     In general,  no taxable  income for  federal  income tax  purposes  will be recognized  by an option  holder upon receipt or exercise of an incentive  stock option, and the Company will not then be entitled to any tax deduction. Assuming that the option holder does not dispose of the option shares before the later of
(i) two years after the date of grant or (ii) one year after the exercise of the option, upon any such disposition, the option holder will recognize capital gain equal to the difference  between the sale price on disposition  and the exercise price.

     If,  however,  the option holder disposes of his option shares prior to the expiration of the required holding period, he will recognize ordinary income for federal  income tax purposes in the year of  disposition  equal to the lesser of
(i) the  difference  between the fair market  value of the shares at the date of exercise and the exercise price,  or (ii) the difference  between the sale price
upon   disposition  and  the  exercise  price.   Any  additional  gain  on  such
disqualifying  disposition will be treated as capital gain. In addition, if such a  disqualifying  disposition is made by the option holder,  the Company will be entitled to a deduction equal to the amount of ordinary income recognized by the option holder  provided that such amount  constitutes an ordinary and reasonable expense of the Company.

     TAX TREATMENT OF NONQUALIFIED STOCK OPTIONS

     No taxable  income will be recognized by an option holder upon receipt of a nonqualified  stock  option,  and the  Company  will  not be  entitled  to a tax deduction for such grant.

     Upon the exercise of a  nonqualified  stock option,  the option holder will include in taxable income, for federal income tax purposes,  the excess in value on the date of exercise  of the shares  acquired  pursuant  to the  nonqualified stock option over the exercise price. Upon a subsequent sale of the shares,  the option holder will derive  short-term or long-term gain or loss,  depending upon the option holder's holding period for the shares  (commencing upon the exercise of the option) and upon the subsequent appreciation or depreciation in the value of the shares.

     The Company generally will be entitled to a corresponding  deduction at the time that the  participant  is required to include the value of the shares (less the exercise price) in his or her income.

     TAX TREATMENT OF RESTRICTED STOCK

     A recipient of a restricted stock grant will not, except as provided below, recognize income upon the receipt of a grant of restricted  stock. The recipient will recognize  taxable income at such time as the restricted  stock vests in an amount  equal to the fair  market  value of the stock upon the vesting  date.  A recipient  may  elect  pursuant  to  Section  83(b)  of the  Code to  treat  the restricted stock as vested on the grant date, if certain  conditions are met, in which case the recipient may recognize taxable income upon the date of grant.

     Unless the  limitations  set forth in Section  162(m) are  applicable,  the
Company  generally will be entitled to a corresponding tax deduction at the time the  recipient  is required to include the fair market  value of the  restricted stock in his or her taxable income.

                                       26

     WITHHOLDING OF TAX

     The Company is permitted to deduct and withhold amounts required to satisfy its withholding tax liabilities with respect to its employees.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF
            THE ADOPTION OF THE COMPANY'S 2005 EQUITY INCENTIVE PLAN

                                       27

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of  Directors  has  selected  Friedman  LLP  ("Friedman")  as the
Company's independent auditors for the fiscal year ending December 31, 2005.

     The audit committee  reviews and approves the audit and non-audit  services to be provided by the Company's  independent auditors during the year, considers the effect that performing  those services might have on audit  independence and approves  management's  engagement  of the  Company's  independent  auditors  to perform  those  services.  The audit  committee  reserves the right to appoint a different  independent  auditors  at any time  during  the year if the  Board of
Directors and the audit committee  believe that a change is in the best interest of the Company and its stockholders.

     Friedman was originally  engaged as the Company's  independent  auditors in
February 2002. Friedman has audited the Company's  financial  statements for the fiscal years ended December 31, 2001 through December 31, 2004. A representative of Friedman will be present at the Annual  Meeting,  will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to questions.

AUDIT FEES

     The  aggregate  fees billed by Friedman for  professional  fees rendered in connection with the audit of the Company's annual  financial  statements and its review of the Company's financial statements included in the Company's quarterly reports on Form 10-QSB,  including services related thereto,  were approximately
$248,100 for the fiscal year ended December 31, 2004 and approximately  $176,000 for the fiscal year ended December 31, 2003.

AUDIT-RELATED FEES

     The aggregate  fees billed by Friedman for  assurance and related  services that are  reasonably  related to the  performance  of the audit or review of the
Company's  financial  statements and are not reported as "Audit Fees," including services  rendered in connection  with capital raising  efforts,  preparation of registration  statements and consultations  regarding  financial  accounting and reporting matters not classified as audit, were  approximately  $159,051 for the fiscal year ended  December 31, 2004 and  approximately  $100,000 for the fiscal year ended December 31, 2003.

TAX FEES

     The aggregate fees billed by Friedman for  professional  services  rendered for tax compliance,  tax advice and tax planning were approximately  $43,013 for the fiscal year ended December 31, 2004 and approximately $34,000 for the fiscal year ended December 31, 2003. The services  comprising the fees reported as "Tax
Fees"  include tax return  preparation  in various  jurisdictions,  consultation regarding  various tax issues,  and support provided to management in connection with income and other tax audits.

ALL OTHER FEES

     Other than the fees  described  above,  there were no other fees  billed by
Friedman for products and services rendered to the Company.

                                       28

PRE-APPROVAL POLICIES AND PROCEDURES

     All  audit  and  non-audit  services  to  be  performed  by  the  Company's independent  accountant  must be  approved  in advance  by the audit  committee.
Consistent with applicable law,  limited amounts of services,  other than audit, review or attest  services,  may be approved by one or more members of the audit committee pursuant to authority delegated by the audit committee,  provided each such  approved  service  is  reported  to the full audit  committee  at its next meeting.

     All of the  engagements  and  fees  for the  Company's  fiscal  year  ended
December 31, 2004 were approved by the audit  committee.  In connection with the audit of the Company's financial  statements for the fiscal years ended December
31,  2004 and  December  31,  2003,  Friedman  only  used  full-time,  permanent employees.

     The  audit  committee  of the Board of  Directors  considered  whether  the provision of non-audit  services by Friedman was compatible  with its ability to maintain  independence  from an audit  standpoint and concluded that  Friedman's independence was not compromised.

                                       29

                              STOCKHOLDER PROPOSALS

     We expect that the Company's  2006 annual meeting of  stockholders  will be held on or about August 1, 2006. The SEC has adopted regulations that govern the inclusion of stockholder proposals in the Company's annual proxy materials.  For a stockholder  proposal to be included in the proxy  statement for the Company's
2006 annual meeting of stockholders, as applicable, including a proposal for the election of a director,  the proposal  must have been received by the company at its  principal  offices  no later  than March 29,  2006.  If the  Company is not notified  of a  stockholder  proposal  by March  29,  2006,  then  its  Board of
Directors will have discretionary authority to vote on the stockholder proposal, even though the stockholder proposal is not discussed in the proxy statement. In order to curtail any controversy as to the date on which a stockholder  proposal was  received by the  company,  it is suggested  that  stockholder  proposals be submitted by  certified  mail,  return  receipt  requested,  and be addressed to
Empire  Resorts,  Inc.,  c/o  Monticello  Raceway,  Route  17B,  P.O.  Box 5013,
Monticello, New York 12701, Attention: Investor Relations.

                                  OTHER MATTERS

     As of the date of this proxy  statement/prospectus,  the Company's Board of
Directors  does not know of any matter that will be presented for  consideration at the meeting other than as described in this proxy statement/prospectus.

                               Robert H. Friedman
                               Secretary
July 26, 2005

                                       30